EXHIBIT 99.1

Microsemi Reports First Quarter 2009 Results

IRVINE, Calif., Jan. 22, 2009 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its first quarter of fiscal year 2009.

    * Net Sales for First Quarter of $130.6 Million
    * GAAP Diluted EPS for First Quarter Up 45% over Prior Year Quarter
    * Non-GAAP Diluted EPS for First Quarter Up 16% over Prior Year
      Quarter
    * GAAP Gross Margin for First Quarter Increased 370 Basis Points
      over Prior Year Quarter
    * Non-GAAP Gross Margin for First Quarter Increased 50 Basis
      Points over Prior Year Quarter
    * Operating Cash Flow for First Quarter Increased 182% over Prior
      Year Quarter

Net sales for Microsemi's first quarter ended December 28, 2008, were $130.6 million, up 5.7 percent from net sales of $123.5 million in the first quarter of 2008, and down 3.0 percent from net sales of $134.7 million in the fourth quarter of 2008.

Non-GAAP gross margin in the first quarter was 51.8 percent, an increase of 50 basis points compared to 51.3 percent in the first quarter of 2008 and down 70 basis points from 52.5 percent in the fourth quarter of 2008. Non-GAAP operating margin was 26.9 percent in the first quarter compared to 26.2 percent in the first quarter of 2008 and 28.3 percent in the fourth quarter of 2008. For the first quarter, non-GAAP net income was $28.7 million, compared to $24.4 million in the first quarter of 2008 and $29.0 million in the fourth quarter of 2008. For the first quarter, the non-GAAP effective tax rate was 19.8 percent. The non-GAAP effective tax rate was favorably impacted, in part, by reinstatement of the research and development tax credit, retroactive to January 1, 2008, amounting to approximately $0.01 of diluted earnings per share. Non-GAAP diluted earnings per share in the first quarter were $0.36 compared to $0.31 in the first quarter of 2008 and $0.36 in the fourth quarter of 2008.

GAAP gross margin for the first quarter was 46.2 percent, an increase of 370 basis points compared to 42.5 percent in the first quarter of 2008 and down 60 basis points from 46.8 percent in the fourth quarter of 2008. GAAP operating margin was 10.6 percent in the first quarter compared to 8.9 percent in the first quarter of 2008 and 16.3 percent in the fourth quarter of 2008. GAAP results in the first quarter included $6.9 million for transitional idle capacity, a reduction of $0.7 million from the previous quarter and $2.9 million in restructuring and other charges. Also included were non-cash charges of $7.9 million related to stock based compensation, $3.2 million in amortization of acquisition-related intangibles and $0.2 million from manufacturing profit in acquired inventory. For the first quarter, GAAP net income was $13.2 million compared to $8.6 million in the first quarter of 2008 and $17.3 million in the fourth quarter of 2008. For the first quarter, the GAAP effective tax rate was 9.6 percent. The GAAP effective tax rate was favorably impacted, in part, by reinstatement of the research and development tax credit, retroactive to January 1, 2008, amounting to approximately $0.01 of diluted earnings per share. GAAP diluted earnings per share in the first quarter were $0.16, compared to $0.11 in the first quarter of 2008, and $0.21 in the fourth quarter of 2008.

James J. Peterson, President and Chief Executive Officer, stated, "Our performance in our first quarter continued to exceed overall industry performance with positive contributions, especially in our satellite, defense and implantable medical markets. We continue to make company-wide operational and efficiency improvements in order to better service our customers. These improvements are also reflected in our cash flow, giving us increased leverage for continued strategic initiatives."

The book-to-bill ratio for the quarter was 1.00 to 1.00.

Business Outlook

Microsemi expects that for the second quarter of fiscal year 2009, our sales will decline within a range of 16 to 20 percent, sequentially. On a non-GAAP basis, we expect earnings for the second quarter of fiscal year 2009 to be $0.15 to $0.20 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP financial measures exclude items such as transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, effects of manufacturing profit in acquired inventory, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for First Quarter 2009 Earnings Conference Call and Webcast

 Date:    Thursday, January 22, 2009
 Time:    4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EST (1:35 pm PST). Please provide the following ID Number: 80951279.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, January 22, 2009 through 11:59 pm EST (8:59 pm PST) on Thursday, January 29, 2009. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 80951279.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming quarter and year, expectation regarding the change in our end markets, our belief that we will continue to make operational and efficiency improvements in order to better service our customers and to give us increased leverage for continued strategic initiatives, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations, if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation, changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with our investments including auction rate securities, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our Form 10-Q, which is expected to occur no later than February 6, 2009.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

                         MICROSEMI CORPORATION
                    Consolidated Income Statements
          (Unaudited, in thousands, except per share amounts)

                                                  Quarter ended
                                            --------------------------
                                            December 28,   December 30,
                                                2008          2007
                                            -----------    -----------

 NET SALES                                    $ 130,594      $ 123,474
 Cost of sales                                   70,161         70,940
                                            -----------    -----------
 GROSS MARGIN                                    60,433         52,534

 Operating expenses:
 Selling, general and
   administrative                                30,605         26,761
 Research and development                        10,767         11,154
 Amortization of intangible
  assets                                          3,244          3,099
 Restructuring charges                            1,905             42
 In-process research and
  development                                        --            440
                                            -----------    -----------

   Total operating expenses                      46,521         41,496
                                            -----------    -----------

 OPERATING INCOME                                13,912         11,038

 Interest and other income, net                     673          1,118
                                            -----------    -----------

 INCOME BEFORE INCOME TAXES                      14,585         12,156

 Provision for income taxes                       1,377          3,543
                                            -----------    -----------

 NET INCOME                                 $    13,208    $     8,613
                                            ===========    ===========

 Earnings per share
    Basic                                   $      0.17    $      0.11
                                            ===========    ===========
    Diluted                                 $      0.16    $      0.11
                                            ===========    ===========

 Common and common equivalent
  shares outstanding:
   Basic                                         79,430         77,328
   Diluted                                       80,474         79,645

                           MICROSEMI CORPORATION
      Schedule Reconciling Non-GAAP Net Income to GAAP Net Income
          (Unaudited, in thousands, except per share amounts)

                                                 Quarter ended
                                            --------------------------
                                            December 28,   December 30,
                                                2008           2007
                                            -----------    -----------

 GAAP NET INCOME                            $    13,208    $     8,613
                                            ===========    ===========

 The non-GAAP amounts have been
   adjusted to exclude the
   following items:

 Excluded from cost of sales
    Transitional idle capacity
     and inventory abandonments (a)         $     6,930    $    10,765
     Manufacturing profit in
       acquired inventory (b)                       243             --
 Excluded from operating expenses
    Amortization of intangible
      assets (c)                                  3,244          3,099
    Stock based compensation (d)                  7,915          6,141
    In-process research and
     development (e)                                 --            440
    Restructuring and other
     special charges (a)                          2,867            829
                                            -----------    -----------
                                                 21,199         21,274
 Income tax effect on non-GAAP
  adjustments (f)                                (5,683)        (5,483)
                                            -----------    -----------
 Net effect of adjustments to
  GAAP net income                           $    15,516    $    15,791
                                            ===========    ===========

 NON-GAAP NET INCOME                        $    28,724    $    24,404
                                            ===========    ===========

 (a) - (f)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
      Schedule Reconciling Reported Non-GAAP Financial Ratios to
                   Comparable GAAP Financial Ratios
                              (Unaudited)

                                         Quarter ended
                            ------------------------------------------
                              Dec. 28        Sept. 28,       Dec. 30,
                                2008           2008            2007
                            ------------   ------------   ------------

 GAAP gross margin          46.2 percent   46.8 percent   42.5 percent
 Effect of reconciling
  items on gross margin      5.6 percent    5.7 percent    8.8 percent
 Non-GAAP gross margin      51.8 percent   52.5 percent   51.3 percent

 GAAP operating margin      10.6 percent   16.3 percent    8.9 percent
 Effect of reconciling
  items on operating
  margin                    16.3 percent   12.0 percent   17.3 percent
 Non-GAAP operating
  margin                    26.9 percent   28.3 percent   26.2 percent

Balance Sheet Notes

At December 28, 2008, investment in available for sale securities consists of $46.6 million in auction rate bonds backed by student loans. We have entered into a settlement agreement with the financial institution where we hold these investments and per the terms of the settlement agreement: a) on November 3, 2008, the financial institution repurchased our $15.5 million investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our $46.6 million investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010; and c) we are permitted to borrow at "no net cost" the full par value of our investment in auction rate bonds.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations.  Transitional idle capacity relates to unused manufacturing capacity and non-
     productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed.  Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location.
     Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed and non-recurring events.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (b) Manufacturing profit in acquired inventory resulted from purchase-
     accounting adjustments to increase the value of inventory
     acquired to its fair value.  As the acquired inventory is sold, the associated manufacturing profit in acquired inventory
     increases cost of goods sold and reduces gross margin.  The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods.  In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

 (c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (d) Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (e) In-process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, an acquisition-
     related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (f) The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions' statutory tax rates and also excludes the tax effects of acquisition-related intercompany charges that management does not view as reflective of the business' current performance.

                          MICROSEMI CORPORATION
     Selected Non-GAAP Financial Measures and Schedule Reconciling
       Selected Non-GAAP Financial Measures to Comparable GAAP
                          Financial Measures
        (Unaudited, in thousands except for per share amounts)

                                                  Quarter ended
                                           ---------------------------
                                           December 28,   December 30,
                                               2008           2007
                                           ------------   ------------

 GAAP gross margin                          $    60,433    $    52,534
   Transitional idle capacity and
    inventory abandonments (a)                    6,930         10,765
   Manufacturing profit in
    acquired inventory (b)                          243             --
                                           ------------   ------------
 Non-GAAP gross margin                      $    67,606    $    63,299
                                           ------------   ------------

 GAAP operating expenses                         46,521         41,496
   Amortization of intangible
    assets (c)                                  (3,244)        (3,099)
   Stock based compensation (d)                 (7,915)        (6,141)
   In-process research and
    development (e)                                  --          (440)
   Restructuring and other special
    charges (a)                                 (2,867)          (829)
                                           ------------   ------------
 Non-GAAP operating expenses                $    32,495    $    30,987
                                           ------------   ------------

 GAAP operating income                      $    13,912    $    11,038
   Transitional idle capacity and
    inventory abandonments (a)                    6,930         10,765
   Manufacturing profit in
    acquired inventory (b)                          243             --
   Amortization of intangible
    assets (c)                                    3,244          3,099
   Stock based compensation (d)                   7,915          6,141
   In-process research and
    development (e)                                  --            440
   Restructuring and other special
    charges (a)                                   2,867            829
                                           ------------   ------------
 Non-GAAP operating income                  $    35,111    $    32,312
                                           ------------   ------------

 GAAP income before taxes                   $    14,585    $    12,156
   Transitional idle capacity and
    inventory abandonments (a)                    6,930         10,765
   Manufacturing profit in acquired
    inventory (b)                                   243             --
   Amortization of intangible
    assets (c)                                    3,244          3,099
   Stock based compensation (d)                   7,915          6,141
   In-process research and
    development (e)                                  --            440
   Restructuring and other special
    charges (a)                                   2,867            829
                                           ------------   ------------
 Non-GAAP income before taxes               $    35,784    $    33,430
                                           ------------   ------------

 (a) -- (f)  Please refer to corresponding footnotes above.

                                                  Quarter ended
                                           ---------------------------
                                           December 28,   December 30,
                                               2008           2007
                                           ------------   ------------

 GAAP net income                            $    13,208    $     8,613
   Transitional idle capacity and
    inventory abandonments (a)                    6,930         10,765
   Manufacturing profit in
    acquired inventory (b)                          243             --
   Amortization of intangible
    assets (c)                                    3,244          3,099
   Stock based compensation (d)                   7,915          6,141
   In-process research and
    development (e)                                  --            440
   Restructuring and other special
    charges (a)                                   2,867            829
   Income tax effect on non-GAAP
    adjustments (f)                             (5,683)        (5,483)
                                           ------------   ------------
 Non-GAAP net income                        $    28,724    $    24,404
                                           ------------   ------------

 GAAP diluted earnings per share            $      0.16    $      0.11
   Impact of non-GAAP adjustments
    on diluted earnings per share           $      0.20    $      0.20
                                           ------------   ------------
 Non-GAAP diluted earnings per share        $      0.36    $      0.31
                                           ------------   ------------

 (a) -- (f)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                           December 28,   September 28,
                                               2008           2008
                                           ------------   ------------

     ASSETS

       Current assets:
          Cash and cash equivalents         $   118,257    $   107,197
          Investment in available
           for sale securities                   46,550         62,000
          Accounts receivable, net              100,516        103,467
          Inventories                           128,886        121,726
          Other current assets                   25,507         24,296
                                           ------------   ------------
       Total current assets                     419,716        418,686
       Non-current assets                       357,615        341,922
                                           ------------   ------------
     TOTAL ASSETS                           $   777,331    $   760,608
                                           ============   ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

        Current liabilities                 $    62,931    $    67,226
        Long-term liabilities                    19,906         20,212
        Shareholders' equity                    694,494        673,170
                                           ------------   ------------
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                  $   777,331    $   760,608
                                           ============   ============

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and CFO
            (949) 221-7100
          Investor Relations:
          Robert C. Adams, Vice President Business Development &
           Investor Relations
            (949) 221-7100